Exhibit 99.1

Zoe’s Kitchen, Inc. to be Acquired by CAVA Group, Inc.

$12.75 per share purchase price represents approximately 33% premium to Zoe’s Kitchen NYSE 30-day volume weighted average price

Joins together two brands with distinct service models and a shared passion for healthy, no-compromise Mediterranean cuisine

Enables additional growth for CAVA and Zoës Kitchen— leveraging scale and a larger footprint to expand investments in people, culinary, and tech innovation

FOR IMMEDIATE RELEASE

August 17, 2018, Plano, TX: Zoe’s Kitchen, Inc., (“Zoës Kitchen” or the “Company”) (NYSE: ZOES), a fast-casual restaurant group with 261 domestic restaurant locations, today announced that it has entered into a definitive agreement to be acquired in a transaction by privately held Cava Group, Inc., (“CAVA”) a fast-growing Mediterranean culinary brand with 66 restaurants. The combined companies will have 327 restaurants in 24 states throughout the U.S.

Under the terms of the agreement, Zoës Kitchen shareholders will receive $12.75 in cash for each share of common stock they hold. This represents a premium of approximately 33% to Zoës Kitchen’s closing share price on August 16, 2018 and a premium of approximately 33% to Zoës Kitchen 30-day volume weighted average price ended on August 16, 2018, and an enterprise value of approximately $300 million.

The acquisition of Zoës Kitchen will be financed through a significant equity investment in CAVA led by Act III Holdings, the investment vehicle created by Ron Shaich, founder, chairman, and former CEO of Panera Bread, and funds advised by The Invus Group, with participation from existing investors SWaN & Legend Venture Partners and Revolution Growth.

After closing, Brett Schulman, current Chief Executive Officer of CAVA, will serve as Chief Executive Officer of the combined company and will work closely with the existing leadership teams at Zoës Kitchen and CAVA to oversee their growth and evolution. Ron Shaich will serve as Chairman of the combined company.

COMMENTS BY LEADERSHIP

Kevin Miles, Zoës Kitchen Chief Executive Officer said: “Zoës Board of Directors and Management are pleased to announce today’s transaction. Our mission was to deliver the highest value obtainable for our shareholders and pursuant to the transaction announced today our shareholders will be receiving a substantial premium to the Company’s unaffected stock price. I am proud of the significant work the team has executed over recent years to grow the Zoës Kitchen footprint, build brand affinity and secure a leadership position in the Mediterranean and better-for-you category. These efforts made it an attractive candidate for a transaction of this kind. I’d like to thank each and every team member who will continue to make Zoës a differentiated dining experience every day.”

Brett Schulman, CAVA Chief Executive Officer said: “Today’s announcement is an exciting milestone for CAVA, and we’re thrilled to welcome Zoës Kitchen to our family. Together, these two brands are united by a shared heritage and passion for exceptional Mediterranean cuisine. Now with the addition of Zoës Kitchen, we will be able to broaden our geographic footprint and meet the needs of even more guests — whether in Bethesda or Birmingham, Plano or Pasadena — who crave delicious, healthy food without compromise. As part of the CAVA family, Zoës Kitchen will benefit from CAVA’s track record of bold culinary innovation and leveraging data and technology to drive growth and convenience.”

Ron Shaich, Act III Holdings Chief Executive, CAVA board member, and CAVA investor said: “As a close observer of the fast-casual restaurant industry, I am thrilled at the prospect of what CAVA and Zoës Kitchen can accomplish together. Together these businesses will create the leading company in one of the most important categories in fast casual today — Mediterranean — with the capabilities to drive extraordinary customer satisfaction and powerful growth.”

TERMS

Consummation of the merger is subject to certain closing conditions, including the adoption of the merger agreement by the holders of a majority of the Company’s outstanding common stock, and the expiration or early termination of all applicable waiting periods under the HSR Act. CAVA has agreed to pay to the Company a $17 million termination fee if the merger agreement is terminated under certain circumstances and the merger does not occur. The parties expect the merger to close in the fourth quarter of 2018.

Under the terms of the merger agreement, the Company is permitted to actively solicit, for a 35-day period, alternative acquisition proposals from potential buyer and business combination candidates. There can be no assurance that any superior proposals will be received during this solicitation process or that any alternative transaction providing for a superior proposal will be consummated. Except as may be required by law, the Company does not intend to disclose any developments with respect to such a solicitation process unless and until the Company’s board of directors determines that it has received a superior proposal. The Company would be required to pay to CAVA an $8.5 million termination fee if the Company terminates the merger agreement to accept a superior proposal under certain circumstances.

The Company’s Board of Directors has determined that the merger agreement with CAVA is fair to and in the best interests of the Company and the holders of the Company’s common stock.

Zoës Kitchen also announced that it will not hold its previously scheduled second quarter 2018 earnings conference call and web simulcast on the morning of Friday, August 17 and will not issue a press release with second quarter 2018 financial results. The Company expects to file its quarterly report with second quarter 2018 financial results on or before August 20, 2018.

TRANSACTION ADVISORS

Piper Jaffray served as financial advisor to Zoës Kitchen, and Greenberg Traurig, LLP acted as legal advisor to Zoës Kitchen on the transaction.

Morgan Stanley & Co. LLC acted as financial advisor to Act III Holdings (Ron Shaich) and The Invus Group. Citigroup Global Markets Inc. acted as financial advisor to CAVA. Skadden, Arps, Slate, Meagher & Flom acted as legal advisors to CAVA. Sullivan & Cromwell and Simpson Thacher & Bartlett served as legal advisors to Act III Holdings (Ron Shaich) and The Invus Group, respectively.

About Zoës Kitchen

Founded in 1995, Zoës Kitchen is a fast-casual restaurant group serving a distinct menu of fresh, wholesome, made-from-scratch, Mediterranean-inspired dishes delivered with warm hospitality. With no microwaves, or fryers, grilling is the predominate method of cooking along with an abundance of fresh fruits and vegetables, fresh herbs, olive oil and lean proteins. With 261 locations in 20 states across the United States, Zoës Kitchen delivers goodness to its guests by sharing simple, tasty and fresh Mediterranean meals that inspire guests to lead a balanced lifestyle and feel their best from the inside out. For more information, please visit www.zoeskitchen.com, Facebook, Instagram, Twitter or follow #LiveMed.

About CAVA

CAVA was born out of a desire to fuel full lives through a bold and innovative food culture rooted in the heritage of the culinary brand’s founders Ted Xenohristos, Ike Grigoropoulos and Executive Chef Dimitri Moshovitis. The three first-generation Greek Americans are childhood friends who wanted to bring the authentic Mediterranean flavors and experiences of their Greek upbringing to a wider audience in a modern, accessible format. The trio then partnered with CAVA CEO Brett Schulman to grow the company. Together, CAVA has evolved into an organization with more than 60 chef-casual restaurants across 10 states and a successful line of chef-crafted dips and spreads sold in more than 250 Whole Foods Market locations and other speciality grocery stores around the country. By the end of 2018, CAVA will have 75 locations nationwide. For a full list of open and upcoming locations, visit: cava.com/locations. For more information, please visit www.cava.com and follow CAVA on social media.

About ACT III Holdings

Act III Holdings is a Boston-based investment fund formed by Ron Shaich, founder and chairman of Panera Bread. Act III is actively making evergreen investments in restaurant and consumer-facing enterprises that are building better competitive alternatives and have the potential to dominate significant market niches. Act III portfolio companies benefit from the experience of Act III’s partners in building companies of value and with values. Existing Act III investments include Cava, Clover Food Lab, Open World, Tatte Bakery and Life Alive Organic Cafe.

About The Invus Group

Invus is a private investment firm based in New York. Invus benefits from an evergreen investment structure managing family capital with a long-term strategic perspective. Invus and its affiliates have been investing in companies that seek to transform their industries since 1985. For more information, please visit at http://www.invus.com.

Contact Information:

CAVA

Ben Famous: 614.935.3727

media@cava.com

Brunswick (for CAVA)

cava@brunswickgroup.com

Alex Finnegan: 202.264.9544

Emily Levin: 202.617.8582

Zoës Kitchen

Casey Shilling
caseyshilling@zoeskitchen.com

ICR (for Zoes Kitchen)

Fitzhugh Taylor: 214-436-8765 x284
Fitzhugh.Taylor@icrinc.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed merger transaction with CAVA, the financing of the proposed merger transaction, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. All statements in this press release that are not historical facts, are forward-looking statements that reflect the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed merger include, but are not limited to, the risk that the Company’s stockholders do not approve the merger, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, uncertainties as to the timing of the merger, adverse effects on the Company’s stock price resulting from the announcement of the merger or the failure of the merger to be completed, competitive responses to the announcement of the merger, the risk that regulatory, licensure or other approvals required for the consummation of the merger are not obtained or are obtained subject to terms and conditions that are not anticipated, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in its most recent Annual Report on Form 10-K and in its subsequently filed reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by it are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

The Company will furnish to the SEC a report on Form 8-K regarding the proposed transaction described in this announcement, which will include the merger agreement. All parties desiring details regarding the merger are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the merger, the Company will prepare and mail a proxy statement to its shareholders. These documents will be filed with or furnished to the SEC. Investors and shareholders are urged to read carefully and in their entirety these materials and other materials filed with or furnished to the SEC when they become available, as they will contain important information about the Company, the merger and related matters. In addition to receiving the proxy statement by mail, shareholders also will be able to obtain these documents, as well as other filings containing information about the Company, the merger and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, these documents can be obtained, without charge, by sending an e-mail to investorrelations@zoeskitchen.com, along with complete contact details and a mailing address.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders with respect to the merger. Information regarding the persons or entities who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement relating to the merger when it is filed with the SEC. Information regarding the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2018. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents to be filed with the SEC.